UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 26, 2012

CLEAR SYSTEM RECYCLING, INC.
(Exact name of registrant as specified in charter)

            Nevada                                            333-174155                          27-4673791

(State or other jurisdiction                 (Commission                                (IRS Employer

    of incorporation)                               File Number)                         Identification No.)

9 Scheel Drive, Markham, Ontario, L6E OM2
(Address of principal executive offices)

416-800-6679
(Registrant's telephone number, including area code)

4915 Portalis Way, Anacortes, WA 98221
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

On March 26, 2012, Min Zou (the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase”) with Brian Pollard and Cheryl Nesler (collectively “Seller”) pursuant to which the Seller sold an aggregate of 2,000,000 shares of Common Stock of Clear System Recycling, Inc., a Nevada corporation (the “Company”), representing approximately 64% of the total issued and outstanding shares of Common Stock of the Company, for a total purchase price of $120,000.

Upon the closing of the Purchase, the Purchaser acquired 2,000,000 shares of Common Stock, or approximately 64% of the issued and outstanding Common Stock and attained voting control of the Company.

We are presently authorized to issue 100,000,000 shares of common stock. As of March 26, 2012, there are 2,940,000 shares of Common Stock issued and outstanding.

The following table sets forth certain information as of March 26, 2012 with respect to the beneficial ownership of the Company's outstanding common stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. Percentage ownership is based on an assumption of 2,940,000 shares of common stock outstanding as of March 26, 2012. There are no outstanding options, warrants or other securities convertible into our Common Stock.

                                                                                                                         Percentage of

                                                                  Common Stock                             Common Stock
Name of Beneficial Owner                   Beneficially Owned                      Beneficially Owned

Min Zou                                                      2,000,000                                            64%

Officers and Directors
 as a group (1 person)                                  2,000,000                                            64%

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 26, 2012, Brian Pollard resigned as President, Chief Executive Officer and Chief Financial Officer of the Company, and Cheryl Nesler resigned as Secretary of the Company and elected Ms. Zou as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Pollard and Ms. Nesler have submitted resignations as directors of the Company to become effective ten days following the filing of the Company's Schedule 14f-1, at which time Ms. Zou will be elected to serve as the Company's sole director.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

Min Zou has more than ten years of experience in corporate finance, securities, and consulting for the public listing services. From 2005 through 2009 she served as corporate finance for Citation Capital, Inc., a company located in Toronto, Ontario, Canada which provided business consulting services, including, but not limited to, mergers and acquisitions and investment banking. From 2009 through 2010, she served as an executive mortgage officer for Cetum Fundamental Financial Inc., a full service mortgage company located in Toronto, Ontario, Canada. Since 2010 she has served as an investment advisor and corporate finance consultant for Portfolio Strategies Securities, Inc., a securities brokerage firm based in Toronto, Ontario, Canada. Ms. Zou received a bachelor’s degrees from Huazhong University of Science and Technology in Wuhan, Hubei, China and an MBA in finance from Boston College – Hult International Business School, Cambridge, Massachusetts. Ms. Zou also holds a master’s degree in landscape architecture from University of Guelph, Ontario, Canada.

ITEM 8.01     OTHER EVENTS

Concurrent with the Purchase disclosed in Item 1.01 above, the Company changed the location of its principal executive offices from 4915 Portalis Way, Anacortes, WA 98221 to 9 Scheel Drive, Markham, Ontario L6E OM2 and its telephone number from (360) 982-2444 to (410) 800-6679.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

10.1     Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SYSTEM RECYCLING, INC.

March 28, 2012                                                           By /s/ Min Zou

                                                                                    Name: Min Zou

Title: President